77Q1(a)

               StateplaceMASSACHUSETTS INVESTORS GROWTH STOCK FUND

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the "Declaration"), of Massachusetts Investors Growth Stock Fund (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class J shares of the Trust has been terminated effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.


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         IN  WITNESS  WHEREOF,  a  majority  of the  Trustees  of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 20, 2007, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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ROBERT E. BUTLER

Robert E. Butler

804 PostalCodePostalCodeW. Park Avenue
State College PA  16803


PostalCodePostalCodeLAWRENCE H. COHN

PostalCodePostalCodeLawrence H. Cohn
PostalCodePostalCode45 Singletree Road

Chestnut Hill MA  02467


DAVID H. GUNNING

PostalCodeDavid H. Gunning
PostalCodePostalCode2571 N. Park Blvd.
PostalCodePostalCodeCleveland Heights PostalCodeOH  PostalCode44106


WILLIAM R. GUTOW

PostalCodeWilliam R. Gutow
3 Rue Dulac

PostalCodePostalCodeDallas PostalCodeTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

PostalCodePostalCode177 Old Briarcliff Road

Briarcliff PostalCodePostalCodeManor PostalCodeNY  PostalCode10510


J. ATWOOD IVES

PostalCodeJ. Atwood Ives
PostalCodePostalCode17 West Cedar Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning

PostalCodePostalCode13 Rockyledge Road
Swampscott MA  01907

PostalCodePostalCodeLAWRENCE T. PERERA

PostalCodePostalCodeLawrence T. Perera
PostalCodePostalCode18 Marlborough Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN

Robert C. Pozen

PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT

J. Dale Sherratt
PostalCodePostalCode86 Farm Road

Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen

PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108

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                                SUB-ITEM 77Q1(a)

Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised June 23, 2004, and the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised June 23, 2004, and August 22, 2007, are contained in Post-Effective Amendment No. 28 to the Registration Statement for MFS Series Trust XV (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on August 24, 2007, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.